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                                  EXHIBIT 2.3
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                        SPECIAL MEETING OF SHAREHOLDERS
                                     PROXY
                                    1ST*BANK

                                 MARCH 10, 1995

                       PLEASE SIGN AND RETURN IMMEDIATELY


    I, the undersigned shareholder of 1st*Bank, 1000 South Belt Line Road, Coppell, Texas, do hereby revoke all proxies by me heretofore made and so hereby nominate, constitute and appoint Linda J. Carter, OR William J. Hendrix, each or either one of them my true and lawful attorney, with full power of substitution and revocation, for me and in my name, place and stead, to vote all of the capital stock of said Bank owned by me and/or standing in my name on the books of said Bank on February 8, 1995, at the Special Meeting of Stockholders of said Bank to be held on March 10, 1995, at 10:00 A.M. local time and at any adjournment thereof with all powers the undersigned would possess if personally present as follows:

    1.   To approve the Plan of Merger set forth in the  Merger
         Agreement dated August 10, 1994, as amended as of January 23, 1995, between 1st*Bank and Bank One, Texas, N.A., joined in by BANC ONE CORPORATION and Banc One Texas Corporation, providing for the merger (the "Merger") of 1st*Bank into Bank One, Texas, N.A.

         [ ]  FOR                 [ ]  AGAINST                 [ ]  ABSTAIN

    2. To approve the amendment of (a) 1st*Bank's Mandatory Convertible Subordinated Debentures automatically convertible on April
         1, 1998 (the "Debentures") to provide for their automatic conversion into 166,662 shares of 1st*Bank Common Stock immediately prior to the Merger; and (b) Paragraph Fourth of 1st*Bank's Articles of Association to authorize the issuance of the additional shares of 1st*Bank Common Stock required for the conversion of the Debentures.

         [ ]  FOR                 [ ]  AGAINST                 [ ]  ABSTAIN


    3. In their discretion on such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE 1ST*BANK BOARD OF DIRECTORS. SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING IN THE PROXY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1 AND ITEM 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

NUMBER OF SHARES        Please sign exactly as the stock is registered.  When
                        signing as Attorney, Executor, Administrator, Trustee,
- ---------------         Guardian, etc. give full title as such.  If stock is
                        held jointly, each joint owner should sign.
                        Corporations please sign full corporate name by president or other authorized officer. Partnerships please sign in partnership name by authorized person.

                        DATE
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                                             (Stockholder)

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                                        (Witness to Signature)